     As filed with the Securities and Exchange Commission on April __, 2000
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                             PEREGRINE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               95-3773312
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                            Identification Number)

                             12670 High Bluff Drive
                           San Diego, California 92130
                                 (858) 481-5000
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                         BARNHILL MANAGEMENT GROUP, INC.
                   Amended and Restated 1998 Stock Option Plan
                           (Full title of the plan(s))
                               -------------------

                                 ERIC P. DELLER
                       Vice President and General Counsel
                             Peregrine Systems, Inc.
                             12670 High Bluff Drive
                               San Diego, Ca 92130
                                 (858) 481-5000
          (Name, address, and telephone number, including area code, of agent for service)
                               -------------------

                                    COPY TO:
                             CHARLES D. MAGUIRE, JR.
                            Holme Roberts & Owen LLP
                               1700 Lincoln Street
                                   Suite 4100
                             Denver, Colorado 80203
                                 (303) 871-6000
                               -------------------

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                              PROPOSED            PROPOSED
            TITLE OF                      MAXIMUM             MAXIMUM              MAXIMUM
         SECURITIES                       AMOUNT              OFFERING            AGGREGATE        AMOUNT OF
              TO BE                        TO BE              PRICE PER           OFFERING       REGISTRATION
         REGISTERED                      REGISTERED            SHARE   (1)           PRICE            FEE
         ----------                      ------------         ------------      ---------------  ------------

Common Stock $0.001 par
value, to be issued under the
Barnhill Management Group,
Inc. Amended and Restated
1998 Stock Option Plan                   81,460 Shares           $22.047        $1,795,948.60        $474.13
--------------------------------------------------------------------------------------------------------------
         TOTAL                           81,460 Shares           $22.047        $1,795,948.60        $474.13
==============================================================================================================

(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $22.047 per share covering the authorized but unissued shares under the Barnhill Management Group, Inc. Amended and Restated 1998 Stock Option Plan.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Peregrine Systems, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999 filed pursuant to Section 13 of the Exchange Act.

                  (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 filed pursuant to Section 13 of the Exchange Act.

                  (d) The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1999 filed pursuant to Section 13 of the Exchange Act.

                  (e) The Company's Current Report on Form 8-K/A filed pursuant to Section 13 of the Exchange Act on May 11, 1999.

                  (f) The Company's Current Report on Form 8-K/A filed pursuant to Section 13 of the Exchange Act on May 18, 1999.

                  (g) The Company's Current Report on Form 8-K filed pursuant to
Section 13 of the Exchange Act on December 21, 1999.

                  (h) The Company's Current Report on Form 8-K filed pursuant to
Section 13 of the Exchange Act on April 6, 2000.

                  (i) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed March 7, 1997 pursuant to
Section 12(g) of the Exchange Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15 of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

                  Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

                  Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extend permissible under General Corporation Law of Delaware.

                  The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.  EXHIBITS

                  EXHIBIT NO.               DESCRIPTION
                  -----------               -----------

                  5.1                       Opinion of Holme Roberts & Owen LLP

                  10.25                     Barnhill Management Group, Inc.
                                            Amended and Restated 1998 Stock
                                            Option Plan

                  23.1 Consent of Arthur Andersen, LLP, Independent Public Accountants
                                            (relating to financial statements of
                                            Peregrine Systems, Inc.)

                  23.2                      Consent of Counsel (included in
                                            Exhibit 5.1)

                  24.1                      Power of Attorney (See page II-5)


ITEM 9.  UNDERTAKINGS

                  (a)      RULE 415 OFFERING

                           The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (2) That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

                           The undersigned registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

                           Insofar as indemnification for liabilities arising
under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of April 2000.

                                      PEREGRINE SYSTEMS, INC.


                                      By:        /s/ DAVID A. FARLEY
                                         ------------------------------------
                                      David A. Farley
                                      Senior Vice President, Finance and
                                      Administration and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Farley and Richard T. Nelson, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                  TITLE                                    DATE
         ---------                                  -----                                    ----

/s/  STEPHEN P. GARDNER             President and Chief Executive Officer                April 19, 2000
-----------------------             (Principal Executive Officer) and Director
     Stephen P. Gardner

/s/  DAVID A. FARLEY                Senior Vice President, Finance and                   April 19, 2000
-----------------------             Administration and Chief Financial Officer
     David A. Farley                (Principal Financial Officer) and Director


/s/  JOHN J. MOORES                 Chairman of the Board of Directors                   April 19, 2000
----------------------
     John J. Moores

/s/  CHRISTOPHER A. COLE            Director                                             April 19, 2000
------------------------
     Christopher A. Cole

/s/  RICHARD A. HOSLEY, II          Director                                             April 19, 2000
--------------------------
     Richard A. Hosley, II

/s/  CHARLES E. NOELL, III          Director                                             April 19, 2000
--------------------------
     Charles E. Noell, III

/s/  NORRIS VAN DEN BERG            Director                                             April 19, 2000
------------------------
     Norris Van Den Berg

/s/  THOMAS G. WATROUS, SR.         Director                                             April 19, 2000
--------------------------
     Thomas G. Watrous, Sr.

/s/  MATTHEW GLESS                  Principal Accounting Officer                         April 19, 2000
---------------------------
     Matthew Gless